SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549



                                   FORM 8-K


                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



                                October 6, 1999
               Date of Report (Date of earliest event reported)



                             PREVIEW TRAVEL, INC.
            (Exact name of registrant as specified in its charter)


                                   Delaware
                (State or other jurisdiction of incorporation)

            000-23177                             94-2965892
     (Commission File Number)           (IRS Employer Identification No.)


                   747 Front Street, San Francisco, CA 94111
(Address of principal executive offices)                            (Zip Code)


                                (415) 439-1200
             (Registrant's telephone number, including area code)

Item 5.   Other Events.


          Preview Travel, Inc., a Delaware corporation (the "registrant" or "Preview"), Sabre Inc., a Delaware corporation ("Sabre"), Travelocity Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of Sabre ("Travelocity Holdings"), and Travelocity.com Inc., a Delaware corporation and a wholly-owned subsidiary of Travelocity Holdings ("Travelocity.com"), have entered into an Agreement and Plan of Merger, dated as of October 3,1999 (the "Merger Agreement"), whereby Preview Travel will be merged with and into Travelocity.com, with Travelocity.com as the surviving entity (the "Merger").

          As a result of the Merger, each outstanding share of Preview common stock will be converted into the right to receive one share of common stock, par value $.001 per share, of Travelocity.com (the "Travelocity.com Common Stock").

          While the Merger Agreement prohibits Preview from soliciting competing acquisition proposals, Preview may provide non-public information to, and engage in negotiations and discussions with respect to, an unsolicited superior proposal made to Preview. Furthermore, subject to compliance with the terms of the Merger Agreement and payment of a $10 million fee to Saturn, Preview may terminate the Merger Agreement and accept a superior proposal.

          Concurrently with the execution and delivery of the Merger Agreement, certain stockholders of the registrant entered into voting agreements (the "Voting Agreements"). Under the Voting Agreements, the stockholders commit to vote for the approval of the Merger and against any competing acquisition proposals until the Voting Agreements terminate. The Voting Agreements terminate automatically upon the earlier of termination of the Merger Agreement and the effective time of the Merger.

          The closing of the Merger is subject to certain conditions, including the approval of the common stockholders of Preview and the receipt of approvals pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          In connection with the Merger Agreement, Preview's Board of Directors has authorized the amendment of its Rights Agreement dated as of October 29, 1998 in order to render the rights issued thereunder inapplicable to the Merger Agreement and the transactions contemplated thereby.

          Copies of the Merger Agreement, the Voting Agreements, the amendment to the Rights Agreement and the press release, dated October 4, 1999, relating to the above-described transactions, are attached exhibits to this report and are incorporated herein by reference.


Item 7.  Financial Statements, Pro Forma Financial
         Information and Exhibits.


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


Exhibit Number    Description

    2.1           Agreement and Plan of Merger,
                  dated as of October 3, 1999, by
                  and among Sabre, Inc.,
                  Travelocity Holdings, Inc.,
                  Travelocity.com Inc. and Preview
                  Travel, Inc.

    4.1           Voting Agreement, dated as of
                  October 3, 1999, by and between
                  Sabre, Inc. and America Online, Inc.

    4.2           Voting Agreement, dated as of
                  October 3, 1999, by and between
                  James J. Hornthal.

    4.3           Voting Agreement, dated as of
                  October 3, 1999, by and between
                  Media.  One Interactive Services, Inc.

    4.4           Form of First Amendment to the
                  Rights Agreement, dated as of
                  October 29, 1998, by and between
                  Preview Travel, Inc. and U.S.
                  Stock Transfer Corporation, as
                  rights agent.

   99.1           Press release of the registrant,
                  issued October 5, 1999, regarding
                  the Merger.









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

                                   SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  Preview Travel, Inc.


                                  By: /s/ Thomas W. Cardy
                                      _______________________________
                                      Name:  Thomas W. Cardy
                                      Title: Executive Vice President and
                                             Chief Financial Officer


Dated: October 6, 1999
































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

                                 EXHIBIT INDEX

   Exhibit
   Number                         Description                         Page

    2.1     Agreement and Plan of Merger, dated as of October 3,
            1999, by and among Sabre Inc., Travelocity Holdings,
            Inc., Travelocity.com Inc. and Preview Travel, Inc.

    4.1 Voting Agreement, dated as of October 3, 1999, by and between Sabre Inc. and America Online, Inc.

    4.2 Voting Agreement, dated as of October 3, 1999, by and between James J. Hornthal.

    4.3 Voting Agreement, dated as of October 3, 1999 by and between MediaOne Interactive Services, Inc.

    4.4 Form of First Amendment to the Rights Agreement, dated as of October 29, 1998, by and between Preview
            Travel, Inc. and U.S. Stock Transfer Corporation, as rights agent.

    99.1 Press release of the registrant, issued October 6, 1999, regarding the Merger.


























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